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                                                       EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report, dated March 13, 1997, except for notes 10 and 13 as to which the date is March 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Getty Realty Corp. and Subsidiaries as of January 31, 1997 and 1996, and for each of the three years in the period ended January 31, 1997, which report is included in the Annual Report on Form 10-K of Getty Realty Corp. for the fiscal year ended January 31, 1997. We also consent to the inclusion in this registration statement of our report, dated February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Power Test Investors Limited Partnership and Subsidiary as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of Power Test Investors Limited Partnership for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                           COOPERS & LYBRAND L.L.P.

New York, New York
January 9, 1998